Exhibit 4.2

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of October 28, 2010 by and among Ancestry.com Inc., a Delaware corporation formerly known as Generations Holding, Inc. (the “Company”) and Spectrum Equity Investors V, L.P., Spectrum V Investment Managers’ Fund, L.P., Spectrum Equity Investors III, L.P., SEI III Entrepreneurs’ Fund, L.P. and Spectrum III Investment Managers’ Fund, L.P. (collectively with Spectrum Equity Investors V, L.P., Spectrum V Investment Managers’ Fund, L.P., Spectrum Equity Investors III, L.P. and SEI III Entrepreneurs’ Fund, L.P., the “Amending Stockholders”).

RECITALS

WHEREAS, the parties hereto are parties to that certain REGISTRATION RIGHTS AGREEMENT (the “Registration Rights Agreement”) made and entered into as of December 5, 2007 by and among the Company and the Stockholders;

WHEREAS, Section 10(d) of the Registration Rights Agreement provides that the provisions of the Registration Rights Agreement may be amended upon the prior written consent of the Company together with the holders of a majority of the Registrable Securities; provided that if such amendment would treat a holder or group of holders of Registrable Securities in a manner different from any other holders of Registrable Securities (other than as already provided in the Registration Rights Agreement), then such amendment will require the consent of such holder or the holders of a majority of the Registrable Securities of such group adversely treated;

WHEREAS, the Company and the Amending Stockholders desire to amend the terms of the Registration Rights Agreement as set forth in greater detail below (such amendment, the “Proposed Amendment”);

WHEREAS, the Proposed Amendment would not treat a holder or group of holders of Registrable Securities in a manner different from any other holders of Registrable Securities; and

WHEREAS, the Amending Stockholders hold a majority of the Registrable Securities.

AGREEMENT

NOW, THEREFORE, the parties hereto agree hereby as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Registration Rights Agreement.

2. Amendments.

(a) Section 2(a) of the Registration Rights Agreement is amended and restated in its entirety as follows:

“(a) Right to Piggyback. Upon completion by the Company of an Initial Public Offering, whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities of the same class or series of securities that the Company proposes to register with respect to which the Company has received written requests for inclusion therein within five business days after the receipt of the Company’s notice.”

(b) Section 3(b) of the Registration Rights Agreement is amended and restated in its entirety as follows:

“(b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except (x) as part of such underwritten registration, (y) pursuant to registrations on Form S-4 or S-8 or any successor form or (z) pursuant to registrations on Form S-3 or any successor form permitting resale of Common Stock issued by the Company as consideration in a merger, acquisition or other business combination), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or pursuant to an Equity Incentive Plan) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing. This provision shall not restrict the Company’s ability to register securities to be sold on a delayed basis pursuant to Rule 415(a)(x) under the Securities Act if then permitted by the applicable rules and regulations of the Securities and Exchange Commission, so long as (m) the Company does not effect a public sale or distribution pursuant to such registration during the seven days prior to or during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration except as otherwise permitted under clause (i) above and (n) the underwriters managing the registered public offering do not otherwise restrict such registration.”

(c) Section 9 of the Registration Rights Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

“Equity Incentive Plan” means, as applicable, the MyFamily.com, Inc. 1998 Stock Plan, the MyFamily.com, Inc. 2004 Stock Plan, the MyFamily.com, Inc. Executive Stock Plan, the Generations Holding, Inc. 2008 Stock Purchase and Option Plan, the Ancestry.com Inc. 2009 Stock Incentive Plan or any successor plan or plans thereto.”

3. Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”).

4. Reference to and Effect on the Registration Rights Agreement.

(a) On and after the Amendment Effective Date, each reference in the Registration Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Registration Rights Agreement shall mean and be a reference to the Registration Rights Agreement as amended by this Amendment.

(b) Except to the extent certain provisions of the Registration Rights Agreement are amended as specified herein, the Registration Rights Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

ANCESTRY.COM INC.

By: /s/ William C. Stern
Name: William C. Stern
Title: General Counsel

SPECTRUM EQUITY INVESTORS V, L.P.

By: Spectrum Equity Associates V, L.P.
Its: General Partner

By: SEA V Management, LLC
Its: General Partner

By: /s/ Randy Henderson
Name: Randy Henderson
Title: Managing Director

SPECTRUM V INVESTMENT MANAGERS’ FUND, L.P.

By: SEA V Management, LLC
Its: General Partner

By: /s/ Randy Henderson
Name: Randy Henderson
Title: Managing Director

[Amendment No. 1 to Registration Rights Agreement]

SPECTRUM EQUITY INVESTORS III, L.P.

By: Spectrum Equity Associates III, L.P.
Its: General Partner

By: /s/ Randy Henderson
Randy J. Henderson
General Partner

SEI III ENTREPRENEURS’ FUND, L.P.

By: SEI III Entrepreneurs’ LLC
Its: General Partner

By: /s/ Randy Henderson
Randy J. Henderson
Managing Member

SPECTRUM III INVESTMENT MANAGERS’ FUND, L.P.

By: /s/ Randy Henderson
Randy J. Henderson
General Partner

[Amendment No. 1 to Registration Rights Agreement]